Exhibit 10.23

EQUITRANS, L.P.
TRANSPORTATION SERVICE AGREEMENT
APPLICABLE TO FIRM TRANSPORTATION
SERVICE UNDER RATE SCHEDULE FTS
Contract No. EQTR19837-1296
Dated January 8, 2016

This Agreement is entered into by and between Equitrans, L.P. (“Equitrans”) and EQT Energy, LLC (“Customer”).

1.    Agreement (CHECK ONE)
_x__     This is a new Agreement.

___	This Agreement supersedes, terminates, and cancels Contract No. _____, dated _____________. The superseded contract is no longer in effect.
2.    Service under this Agreement is provided pursuant to Subpart B or Subpart G of Part 284, Title 18, of the Code of Federal Regulations. Service under this Agreement is in all respects subject to and governed by the applicable Rate Schedule and the General Terms and Conditions of the Equitrans FERC Gas Tariff (“Tariff”) as they may be modified from time to time, and such are incorporated by reference. In the event that language of this Agreement or any Exhibit conflicts with Equitrans’ Tariff, the language of the Tariff will control.
3.    Equitrans shall have the unilateral right to file with the Commission or other appropriate regulatory authority, in accordance with Section 4 of the Natural Gas Act, changes in Equitrans’ Tariff, including both the level and design of rates, charges, Retainage Factors and services, and the General Terms and Conditions.
4.    Customer’s Maximum Daily Quantity (“MDQ”) of natural gas transported under this Agreement shall be the MDQ stated in Exhibit A to this Agreement. If service under this Agreement is associated with a firm storage agreement, Customer’s Base MDQ and Winter MDQ are stated in Alternative Exhibit A.
5.    The effective date, term and associated notice and renewal provisions of this Agreement are stated in Exhibit A to this Agreement.

6.	The Receipt and Delivery Points are stated in Exhibit A to this Agreement.
7.    Customer shall pay Equitrans the maximum applicable rate (including all other applicable charges and Retainage Factors authorized pursuant to Rate Schedule FTS and the Tariff) for services rendered under this Agreement, unless Customer and Equitrans execute Optional Exhibit B (Discounted Rate Agreement) or Optional Exhibit C (Negotiated Rate Agreement).
8.     Exhibits are incorporated by reference into this Agreement upon their execution. Customer and Equitrans may amend any attached Exhibit by mutual agreement, which amendments shall be reflected in a revised Exhibit, and shall be incorporated by reference as part of this Agreement.

IN WITNESS WHEREOF, Customer and Equitrans have executed this Agreement by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:	EQUITRANS, L.P.:
By /s/ Paul Kress 1/8/16	By /s/ David Gray 1/8/16
(Date)	(Date)
Title Vice President	Title Senior Vice President

EXHIBIT A
to the
TRANSPORTATION SERVICE AGREEMENT
between EQUITRANS, L.P.
and
EQT Energy, LLC,
pursuant to Rate Schedule FTS
Contract No. EQTR19837-1296 Dated January 8, 2016

This Exhibit A is dated January 8, 2016.
Any previously executed Exhibit A under this Agreement is terminated and is no longer in effect.

1.	Notices and Correspondence shall be sent to:
Equitrans, L.P.

EQT Plaza
625 Liberty Avenue Ste 1700
Pittsburgh, PA 15222-3111
Attn: Gas Transportation Dept.
Phone: (412) 395-3230
Facsimile: (412) 395-3347
E-mail Address: T&ENotify@eqt.com

EQT Energy, LLC

Address:
625 Liberty Avenue, Suite 1700
Pittsburgh, PA 15222
Representative: Paul Kress
Phone: (412) 395-3232
Facsimile: (412) 395-2675
E-mail Address: PKress@eqt.com
DUNS: 03-585-8708
Federal Tax I.D. No.: 02-0750473
Other contact information if applicable:

2.	Service Under this Agreement is provided on:
___    Mainline System
___    Sunrise Transmission System
___    Allegheny Valley Connector
_x__    Ohio Valley Connector
3.    Maximum Daily Quantity (MDQ): 650,000 Dth        Effective Date The Anticipated Service Date for the Ohio Valley Connector project is June 1, 2016. The Effective Date shall be the later of (i) June 1, 2016 or (ii) the first day of the month immediately following the date on which Equitrans is authorized by the FERC to commence service on the Ohio Valley Connector facilities and Equitrans is first able, in its reasonable judgment, to render service to Customer utilizing the Ohio Valley Connector capacity.
4.    Primary Receipt and Delivery Point(s)

Primary Receipt Point(s)**        Base            Winter            Effective
(Meter No. and/or Meter Name)        MDQ Allocation    MDQ Allocation    Date

TBD - Mobley                310,000 Dth        310,000 Dth        see above
TBD - Applegate            200,000 Dth        200,000 Dth        see above
TBD - East Side            100,000 Dth        100,000 Dth        see above
TBD - Pluto                40,000 Dth        40,000 Dth        see above
** Receipt point MDQs do not include quantities required for retainage.

Primary Delivery Point(s)            Base            Winter            Effective
(Meter No. and/or Meter Name)        MDQ Allocation    MDQ Allocation    Date

60062 - REX Clarington        650,000 Dth        650,000 Dth        see above
TBD - Rover Clarington        TBD1            TBD1            TBD1

1 The MDQ Allocations will be revised to become effective when the Rover project begins service.

5.     Effective Date and Term: This Exhibit A is effective the later of (i) June 1, 2016 or (ii) the first day of the month immediately following the date on which Equitrans is authorized by the FERC to commence service on the Ohio Valley Connector facilities and Equitrans is first able, in its reasonable judgment, to render service to Customer utilizing the Ohio Valley Connector capacity and continues in full force and effect for a primary period of 20 years.* For agreements twelve (12) months or longer, Customer and/or Equitrans may terminate the agreement at the end of the primary term by providing at least six (6) months prior written notice of such intent to terminate.

At the expiration of the primary term, this Exhibit A has the following renewal term
(choose one):
__x__ no renewal term
____ through _______________ [insert date]*
____ for a period of _______________ [insert length of renewal term]*
____ year to year* (subject to termination on ____months prior written notice)
____ month to month (subject to termination by either party upon ___ days written notice prior to contract expiration)
____ other (described in section 6 below)

* In accordance with Section 6.21 of the General Terms and Conditions, a right of first refusal may apply; any contractual right of first refusal will be set forth in Section 6 of this Exhibit A.

6.     Other Special Provisions:

Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Precedent Agreement dated July 23, 2014 between the parties.

Customer shall have the right of first refusal with respect to the MDQ at the expiration of the Primary Term, for a renewal term of no less than five years, in accordance with Equitrans’ FERC Gas Tariff.

This Agreement incorporates the Credit Agreement dated July 23, 2014 entered into by and between Equitrans and Customer and any amendments or restatements thereto.

Should Equitrans elect in the future to expand the Ohio Valley Connector or a lateral directly connected to the Ohio Valley Connector on a forward haul basis, Customer shall have a right to participate in that project (“OVC Expansion Project”). Equitrans shall notify Customer prior to holding an Open Season for an OVC Expansion Project and, in consideration of Customer committing to be a Foundation Shipper on the Ohio Valley Connector Project, Customer shall have the right to participate in any OVC Expansion Project as a Foundation Shipper and to receive Foundation Shipper benefits, regardless of the level of transportation service capacity Customer chooses in that project.

Notwithstanding the foregoing, Customer’s right under this section shall not apply to Equitrans’ separate project to modify, expand, and extend certain of its transmission facilities in order to provide additional firm transportation service from Clarington, Ohio to Lebanon, Ohio and such other locations as Equitrans may determine, which is a separate project and not an OVC Expansion Project, and for which an Open Season has already been held. Equitrans and Customer agree that nothing in this section prohibits Customer from requesting firm capacity on similar proposed projects.

IN WITNESS WHEREOF, Customer and Equitrans have executed this Exhibit A by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:	EQUITRANS, L.P.:
By /s/ Paul Kress 1/8/16	By /s/ David Gray 1/8/16
(Date)	(Date)
Title Vice President	Title Senior Vice President

OPTIONAL EXHIBIT C
to the
TRANSPORTATION SERVICE AGREEMENT
between EQUITRANS, L.P.
and
EQT Energy, LLC,
pursuant to Rate Schedule FTS
Contract No. EQTR19837-1296 Dated January 8, 2016

This Exhibit C is dated January 8, 2016.
Any previously executed Exhibit C under this Agreement is terminated and is no longer in effect.
Negotiated Rate Agreement

1.    In accordance with Section 6.30 of the General Terms and Conditions of Equitrans’ Tariff, Equitrans and Customer agree that the following negotiated rate provisions will apply under the Agreement:
Rates Effective from Mobley Receipt Point (Meter# TBD) to REX Clarington Delivery Point (60062) or Rover Clarington Delivery Point (Meter# TBD)
Monthly Reservation Rate    $7.6042 per MDQ
Commodity Rate        $0.00 per Dth
Authorized Overrun Rate    $0.25 per Dth
Rates Effective from Applegate Receipt Point (Meter# TBD) to REX Clarington Delivery Point (60062) or Rover Clarington Delivery Point (Meter# TBD)
Monthly Reservation Rate    $10.6458 per MDQ
Commodity Rate        $0.00 per Dth
Authorized Overrun Rate    $0.35 per Dth
Rates Effective from East Side Receipt Point (Meter# TBD) and Pluto Receipt Point (Meter# TBD) to REX Clarington Delivery Point (60062) or Rover Clarington Delivery Point (Meter# TBD)
Monthly Reservation Rate    $13.6875 per MDQ
Commodity Rate        $0.00 per Dth
Authorized Overrun Rate    $0.45 per Dth
Customer’s base negotiated rates, as set forth above, shall be adjusted for any cost overruns as follows:

To the extent Actual Project Costs, as defined below, deviate (upwards or downwards) from the Estimated Project Costs, as defined below, Customer’s base negotiated rate shall be multiplied by the Capital Cost Adjustment Factor (“CCA Factor”). The CCA Factor shall be equal to 1 +/- ((CCA/EPC) x 50%), provided that the CCA Factor shall not exceed 1.15 upwards or downward.
Any such adjustment shall be effective as of the Effective Date, as defined below, and shall be made as soon as practical, but no later than thirty (30) days after the first anniversary of the Effective Date.
In addition, the base negotiated rate as calculated above will be subject to an annual adjustment (upwards or downwards), to take effect on each anniversary of the Effective Date, calculated as follows:
OMSGA x (1+D) = ARR, where
OMSGA = The current portion of the Monthly Reservation Rate that accounts for O&M and SG&A
D = the percentage change in the Producer Price Index – Support activities for Oil and Gas Operations (“PPI-Oil and Gas”), as published by the US Department of Labor Bureau of Labor Statistics (“BLS”), from June 1 of the year that is two (2) years immediately prior to the year for which the adjustment is to be effective (the “Adjustment Year”) to June 1 of the year immediately preceding the Adjustment Year, based upon the most recent publication of the PPI-Oil and Gas prior to the end of the year immediately preceding the Adjustment Year for each such date. Any such adjustment (upward or downward) shall be capped at two percent (2%).
ARR = the updated OMSGA to be used in annual adjustments
“Actual Project Costs” shall be an amount in U.S. dollars equal to the sum of all costs actually incurred to complete the Ohio Valley Connector project and to achieve the Effective Date, including but not limited to (a) all costs and expenses actually incurred for the engineering, design, permitting, construction, pipeline and equipment procurement, installation and start-up of the Ohio Valley Connector project facilities, (b) all costs and expenses actually incurred for environmental, right-of-way, legal, and regulatory activities, (c) all direct and allocated internal overhead and administrative costs (subject to a cap equal to ten percent of estimated costs excluding an allowance for funds used during construction (“AFUDC”)), and (d) AFUDC computed in accordance with the regulations of the FERC.
“Capital Cost Adjustment” or “CCA” shall be an amount in U.S. dollars equal to the difference (if any) between Actual Project Costs and the Estimated Project Costs.

“Estimated Project Costs” or “EPC” shall mean all costs and expenses that are projected to be incurred by Equitrans to complete the Ohio Valley Connector project and to achieve the Effective Date, including but not limited to (a) all costs and expenses projected to be incurred for the engineering, design, permitting, construction, pipeline and equipment procurement, installation and start-up of the Ohio Valley Connector project facilities, (b) all costs and expenses projected to be incurred for environmental, right-of-way, legal, and regulatory activities, (c) all direct and allocated internal overhead and administrative costs (subject to a cap equal to ten percent of estimated costs excluding AFUDC, and (d) AFUDC computed in accordance with the regulations of the FERC. For purposes of determining the adjustment to Customer’s base negotiated rate pursuant to this Exhibit C, Equitrans and Customer agree that the Estimated Project Costs shall be equal to three hundred and thirty three million dollars ($333,000,000).
In addition to the fixed Monthly Reservation Rate, Shipper shall pay for all Ohio Valley Connector project service: (1) actual fuel and lost and unaccounted-for gas to recover fuel usage, lost and unaccounted for gas on Equitrans’ Mainline, Sunrise Transmission, and Ohio Valley Connector Systems (“Retainage Rate”), and (2) the applicable FERC ACA surcharge.
Equitrans will retain 1.26% of Customer’s nominated receipts volumes to recover fuel, lost and unaccounted for gas (“Estimated Retainage Rate”).
Within 60 days after the end of each calendar quarter, Equitrans will calculate for each month of the quarter actual fuel and lost and unaccounted for gas rate for each of Equitrans’ Mainline, Sunrise Transmission, and Ohio Valley Connector Systems (“Actual Fuel and LUF Rate”) by taking the difference between monthly actual measured dekatherms received and monthly actual measured dekatherms delivered (excluding gas used for company use and compressor fuel) and dividing the difference by monthly actual measured dekatherms received. The Estimated Retainage Rate less Actual Fuel and LUF Rate will be multiplied by Customer’s monthly nominated volumes during the preceding calendar quarter to determine the monthly volumes owed to either Equitrans or Customer (“True-up Volumes”). If the True-up Volumes are negative, gas is due to Equitrans and if the True-up Volumes are positive, gas is due to Customer.
Customer and Equitrans agree that payback of the True-up Volumes will take place over the 60 day period following notice by Equitrans to Customer of the True-up Volumes as calculated by the above methodology.
Equitrans and Customer agree that the Estimated Retainage Rate can be adjusted 60 days after the end of the calendar year to reflect actual fuel lost and unaccounted for gas for the most recent annual period.

The Retainage Rate will be considered a negotiated Rate, subject to FERC’s negotiated rate policies, and will only apply to nominations on Equitrans’ System not involving storage injections and withdrawals or on-system non-interstate pipeline delivery points (each, a “City-Gate Point”). Any storage injection and withdrawal or City-Gate Point nominations will be subject to the posted Tariff Retainage Factors and other applicable surcharges (such as the Pipeline Safety Cost rate). In addition, Customer shall not be entitled to reservation charge credits in the event of a service outage affecting the transportation service to be provided under this Agreement.
Customer shall have most favored nation status with respect to this Agreement. If at any time during the first five years following the Effective Date Equitrans is or become party to any discounted or negotiated rate precedent agreement or service agreement with any third party for firm transportation service with respect to the Ohio Valley Connector from the Receipt Point of Mobley to the Delivery Point of either REX Clarington or Rover Clarington for an MDQ that is less than or equal to Customer’s MDQ under this Agreement for service from the receipt point of Mobley to the Delivery Point of either REX Clarington or Rover Clarington, and pursuant to such third party precedent agreement for service between the specified points (or service agreement) Equitrans is obligated to provide such third party firm service at rates that are lower than the rates for firm service under this Agreement for service from such Receipt Point to such Delivery Point, then within five (5) business days of executing such third party discounted or negotiated rate precedent agreement or service agreement, Equitrans will notify Customer of such lower rate (such notice, an “MFN Notice”.) Within thirty (30) business days of receipt of an MFN Notice from Equitrans, Customer shall notify Equitrans whether Customer wishes to amend this Agreement to provide for such lower rate for firm transportation service hereunder, only with respect to service between the Receipt Point of Mobley to the Delivery Point of either REX Clarington or Rover Clarington.
Customer shall have the right to terminate this Agreement (such right to be exercised, if ever, no later than fifteen (15) days following Equitrans’ receipt of a final, non-appealable order issuing a FERC certificate for the Project) if the applicable final, non-appealable FERC certificate issued to Equitrans for the Project is issued with conditions or terms that are inconsistent with the terms of this Agreement with respect to the rate to be paid by Customer or the term of this Agreement and not in form and substance substantially as requested, such that the terms or conditions therein will have a material adverse effect on Customer in Customer’s reasonable judgement.
Except as expressly stated herein, Equitrans’ applicable maximum rates and charges set forth in the Statement of Rates of its Tariff continue to apply.

2.    Customer acknowledges that it is electing Negotiated Rates as an alternative to the rates and charges set forth in the Statement of Rates of Equitrans’ Tariff applicable to Rate Schedule FTS, as revised from time to time.

3.     This Exhibit C is effective (the “Effective Date”) the later of (i) June 1, 2016 or (ii) the first day of the month immediately following the date on which Equitrans is authorized by the FERC to commence service on the Ohio Valley Connector facilities and Equitrans is first able, in its reasonable judgment, to render service to Customer utilizing the Ohio Valley Connector capacity, and continues in effect for a primary period of 20 years.

4.    In the event any provision of this Exhibit C is held to be invalid, illegal or unenforceable by any court, regulatory agency, or tribunal of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions, terms or conditions shall not in any way be affected or impaired thereby, and the term, condition, or provision which is held illegal or invalid shall be deemed modified to conform to such rule of law, but only for the period of time such order, rule, regulation, or law is in effect.

5.    Other Special Provisions:

None.

IN WITNESS WHEREOF, Customer and Equitrans have executed this Exhibit C by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:	EQUITRANS, L.P.:
By /s/ Paul Kress 1/8/16	By /s/ David Gray 1/8/16
(Date)	(Date)
Title Vice President	Title Senior Vice President